Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Tiffany B. Kice
August 2, 2012	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS

FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2012

IRVING, TEXAS—CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for its second quarter ended July 1, 2012. Total revenues for the second quarter of 2012 decreased 2.0%, or $3.8 million, to $182.4 million from $186.2 million for the second quarter of 2011. The decrease primarily related to a 2.4% decrease in comparable store sales, slightly offset by additional revenues generated from new stores.

Net income for the second quarter ended July 1, 2012 decreased 37.3%, or $2.4 million, to $4.1 million as compared to $6.5 million for the second quarter of 2011. Diluted earnings per share decreased to $0.23 per share for the second quarter of 2012 from $0.34 per share for the second quarter of 2011. The decrease primarily related to the decrease in net income.

For the first six months of 2012, total revenues decreased 3.0%, or $13.4 million, to $429.2 million as compared to $442.6 million for the first six months of 2011. The decrease in total revenues was primarily related to a 3.4% decrease in comparable store sales, slightly offset by additional revenues generated from new stores.

Net income for the first six months of 2012 decreased 10.4%, or $4.2 million, to $36.4 million as compared to $40.6 million for the first six months of 2011. Despite the decrease in net income, diluted earnings per share remained relatively flat for the first six months of 2012 at $2.05 per share as compared to diluted earnings per share of $2.06 per share for the first six months of 2011. Diluted earnings per share for the first six months of 2012 benefitted approximately $0.16 from our repurchase of 2.7 million shares of our common stock since the beginning of 2011 fiscal year.

On July 31, 2012, the Company’s Board of Directors declared a cash dividend of $0.22 per share. This cash dividend is scheduled to be paid on October 4, 2012 to stockholders of record as of September 6, 2012.

Michael Magusiak, President and Chief Executive Officer, stated that, “We are obviously not pleased with our first half of the year comparable store sales results and the impact on earnings. We believe our greatest opportunity to generate increased guest traffic and comparable store sales is through our new comprehensive marketing and advertising strategy. We refreshed our Chuck E. Cheese character and launched our new kids campaign on July 5th and are anticipating our mom’s advertising campaign will commence toward the end of this month.”

Mr. Magusiak continued, “We look forward to implementing our plan to increase future sales and earnings.”

Business Outlook:

At this time, we are estimating diluted earnings per share for fiscal 2012 to be in a range of $2.65 to $2.75, which is a decrease from previous guidance of $3.00 to $3.15. This guidance incorporates the following assumptions for fiscal 2012:

•	average cheddar cheese block prices will remain in the range of $1.50 to $1.70 per pound;

•	depreciation and amortization expense will decrease approximately 2% from the prior year;

•	rent expense will increase approximately 2% from the prior year;

•	advertising expense will increase approximately 2% from the prior year;

•	annual effective income tax rate of approximately 38.8%;

•	spend of $88 million for capital expenditures during fiscal year 2012;

•	open 12-15 new Company-owned stores, including approximately three relocations and one franchise acquisition; and

•	payment of four quarterly dividends totaling approximately $16 million.

This guidance considers impacting approximately 125 to 135 stores with store expansions, major remodels, and game enhancements.

Second Quarter 2012 Conference Call:

The Company will host a conference call Thursday, August 2, 2012, at 3:30 p.m. Central Time to discuss its second quarter financial results and outlook for fiscal year 2012. A live webcast of the call (listen only) can be accessed through the Company’s website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website through Friday, September 21, 2012.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure to EBITDA and Free Cash Flow is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:

For more than 30 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The Company and its franchisees operate a system of 560 Chuck E. Cheese’s stores located in 48 states and eight foreign countries or territories. Currently, 510 locations in the United States and Canada are owned and operated by the Company. CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food, and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides, and play areas, as well as a variety of dining options including pizza, sandwiches, a salad bar, and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $7.7 million to schools and non-profit institutions through its fundraising programs. For more information, see the Company’s website at www.chuckecheese.com.

Cautionary Statement Regarding Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2012, filed on February 23, 2012. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Our ability to successfully implement our business development strategies;

•	Unanticipated costs and delays in implementing our business development strategies;

•	Changes in consumer discretionary spending and general economic conditions;

•	Competition in both the restaurant and entertainment industries;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Continued existence or occurrence of certain public health issues;

•	Loss of certain key personnel;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Government regulations, litigation, product liability claims and product recalls;

•	Adverse effects of local conditions, natural disasters and other events;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Disruptions of our information technology systems;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights; and

•	Conditions in foreign markets.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made in this press release. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(in thousands, except per share information)

	Three Months Ended				Six Months Ended
	July 1,		July 3,		July 1,		July 3,
	2012		2011		2012		2011
REVENUES:
Food and beverage sales	$84,882	46.5%	$88,379	47.5%	$200,784	46.8%	$212,136	47.9%
Entertainment and merchandise sales	96,274	52.8%	96,825	52.0%	225,798	52.6%	228,284	51.6%

Total Company store sales	181,156	99.3%	185,204	99.5%	426,582	99.4%	440,420	99.5%
Franchise fees and royalties	1,259	0.7%	1,012	0.5%	2,591	0.6%	2,198	0.5%

Total revenues	182,415	100.0%	186,216	100.0%	429,173	100.0%	442,618	100.0%

OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	21,025	24.8%	22,087	25.0%	49,236	24.5%	50,990	24.0%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	7,170	7.4%	7,351	7.6%	16,145	7.2%	17,511	7.7%

Total cost of food, beverage, entertainment and merchandise (3)	28,195	15.6%	29,438	15.9%	65,381	15.3%	68,501	15.6%
Labor expenses (3)	53,385	29.5%	52,242	28.2%	115,053	27.0%	115,879	26.3%
Depreciation and amortization (3)	19,091	10.5%	20,906	11.3%	38,830	9.1%	41,658	9.5%
Rent expense (3)	18,957	10.5%	18,334	9.9%	37,915	8.9%	36,819	8.4%
Other store operating expenses (3)	30,702	16.9%	30,252	16.3%	62,266	14.6%	63,246	14.4%

Total Company store operating costs (3)	150,330	83.0%	151,172	81.6%	319,445	74.9%	326,103	74.0%
Other costs and expenses:
Advertising expense	8,106	4.4%	8,849	4.8%	16,981	4.0%	17,916	4.0%
General and administrative expenses	13,062	7.2%	13,224	7.1%	26,704	6.2%	27,279	6.2%
Asset impairments	2,374	1.3%	—	0.0%	2,723	0.6%	—	0.0%

Total operating costs and expenses	173,872	95.3%	173,245	93.0%	365,853	85.2%	371,298	83.9%

Operating income	8,543	4.7%	12,971	7.0%	63,320	14.8%	71,320	16.1%
Interest expense	2,083	1.1%	2,286	1.2%	4,054	0.9%	5,040	1.1%

Income before income taxes	6,460	3.5%	10,685	5.7%	59,266	13.8%	66,280	15.0%
Income taxes	2,381	1.3%	4,183	2.2%	22,883	5.3%	25,696	5.8%

Net income	$4,079	2.2%	$6,502	3.5%	$36,383	8.5%	$40,584	9.2%

Earnings per share:
Basic	$0.23		$0.34		$2.06		$2.07
Diluted	$0.23		$0.34		$2.05		$2.06

Weighted average common shares outstanding:
Basic	17,599		19,323		17,692		19,630
Diluted	17,640		19,359		17,745		19,669
Cash Dividends Declared Per Share	$0.22		$0.20		$0.44		$0.40

Percentages are expressed as a percent of total revenues (except as otherwise noted).

(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percentage amount expressed as a percentage of Company store sales.

(Note - Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.)

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	July 1,	January 1,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$17,436	$18,673
Other current assets	60,720	62,008

Total current assets	78,156	80,681
Property and equipment, net	693,612	683,390
Other noncurrent assets	11,293	8,400

Total assets	$783,061	$772,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations, current portion	$816	$834
Other current liabilities	83,440	82,854

Total current liabilities	84,256	83,688
Capital lease obligations, less current portion	13,058	10,075
Revolving credit facility borrowings	383,400	389,600
Other noncurrent liabilities	162,576	164,931

Total liabilities	643,290	648,294
Stockholders’ equity	139,771	124,177

Total liabilities and stockholders’ equity	$783,061	$772,471

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	July 1,	July 3,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$36,383	$40,584
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,208	41,978
Deferred income taxes	(403)	11,897
Stock-based compensation expense	3,705	3,779
Other adjustments	3,008	123
Changes in operating assets and liabilities:
Operating assets	(5,797)	936
Operating liabilities	3,683	12,260

Net cash provided by operating activities	79,787	111,557

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(50,111)	(46,787)
Acquisition of a store from a franchisee	(234)	—
Other investing activities	270	(502)

Net cash used in investing activities	(50,075)	(47,289)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments on revolving credit facility	(6,200)	(20,500)
Dividends paid	(8,016)	(3,922)
Restricted stock returned for payment of taxes	(2,612)	(2,728)
Purchases of treasury stock	(14,353)	(40,019)
Other financing activities	229	907

Net cash used in financing activities	(30,952)	(66,262)

Effect of foreign exchange rate changes on cash	3	101

Change in cash and cash equivalents	(1,237)	(1,893)
Cash and cash equivalents at beginning of period	18,673	19,269

Cash and cash equivalents at end of period	$17,436	$17,376

CEC ENTERTAINMENT, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Net Income to EBITDA:

The following table set forth a reconciliation of net income to EBITDA and EBITDA expressed as a percentage of total revenues for the periods shown:

	Three Months Ended		Six Months Ended
	July 1,	July 3,	July 1,	July 3,
	2012	2011	2012	2011
	(in thousands, except percentages)
Total revenues	$182,415	$186,216	$429,173	$442,618

Net income	$4,079	$6,502	$36,383	$40,584
Add:
Income taxes	2,381	4,183	22,883	25,696
Interest expense	2,083	2,286	4,054	5,040
Depreciation and amortization	19,272	21,064	39,208	41,978

EBITDA	$27,815	$34,035	$102,528	$113,298

EBITDA as a percent of total revenues	15.2%	18.3%	23.9%	25.6%

The Company believes that EBITDA provides useful information to the Company, investors and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures, and other corporate uses.

EBITDA, a non-GAAP financial measure, is defined by the Company as net income before income taxes, interest expense, and depreciation and amortization. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. EBITDA as defined herein may differ from similarly titled measures presented by other companies.

CEC ENTERTAINMENT, INC.

FREE CASH FLOW AND STORE COUNT INFORMATION

(Unaudited)

Free Cash Flow:

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Six Months Ended
	July 1,	July 3,
	2012	2011
	(in thousands)
Cash provided by operating activities	$79,787	$111,557
Less:
Capital expenditures and franchise acquisitions	50,345	46,787
Dividend payments	8,016	3,922

Free Cash Flow	$21,426	$60,848

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures, franchise acquisitions and dividend payments.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, franchise acquisitions and payment of dividends, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow, as defined herein, may differ from similarly titled measures presented by other companies.

Store Count Information:

	Three Months Ended		Six Months Ended
	July 1,	July 3,	July 1,	July 3,
	2012	2011	2012	2011
Number of Company-owned stores:
Beginning of period	508	507	507	507
New (1)	5	1	5	2
Acquired from franchisees	—	—	1	—
Closed (1)	(3)	(1)	(3)	(2)

End of period	510	507	510	507

Number of franchised stores:
Beginning of period	50	47	49	47
New	—	1	2	2
Acquired by the Company	—	—	(1)	—
Closed	—	—	—	(1)

End of period	50	48	50	48

(1)	For the three and six months ended July 1, 2012, new and closed stores include two relocated stores. New and closed stores for the six months ended July 3, 2011, include one relocated store.